UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2023

Rubicon Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40910	88-3703651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Main Street Suite #610 Lexington, KY	40507
(Address of principal executive offices)	(Zip Code)

(844) 479-1507

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBT	New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RBT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On February 15, 2023, Jevan Anderson, the Chief Financial Officer of Rubicon Technologies, Inc. (the “Company”), resigned from employment as Chief Financial Officer of the Company. On February 16, 2023, Mr. Anderson entered into a General Release and Separation Agreement with the Company, effective February 16, 2023 (the “Separation Agreement”).

The Separation Agreement provides for, among other things: (a) a 2022 annual bonus payment in the amount of $225,000.00; (b) a separation payment in the amount of $450,000.00; (c) payment of 100% of COBRA premium payments for 12 months; (d) a payment in the amount of $7,500 in lieu of outplacement services; (e) a payment in the amount of $25,000 that may be used to pay attorneys’ fees incurred in connection with negotiating the Separation Agreement; and (f) 375,000 fully vested Restricted Stock Units.

Pursuant to the Separation Agreement, Mr. Anderson is subject to an ongoing non-disparagement provision. Mr. Anderson is also subject to ongoing confidentiality and intellectual property provisions.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Appointment of Chief Financial Officer

On February 21, 2023, the Company announced that Kevin Schubert will be appointed Chief Financial Officer, effective February 17, 2023, succeeding Jevan Anderson. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Mr. Schubert, age 45, has served as our President since November 2022 and previously served as our Chief Development Officer and Head of Investor Relations since August 2022. Prior to joining Rubicon, Mr. Schubert served as an executive/advisor to multiple companies, including as Chief Financial Officer of the Ocean Park Group, an early stage company focused on experiential hospitality, from August 2020 to August 2022, as a Consultant to Founder SPAC, the Company’s predecessor, from December 2021 to May 2022 and as Chief Operating Officer of Altitude Acquisition Corp. from December 2020 to August 2022. In addition, Mr. Schubert served as the Senior Vice President of Corporate Development and Strategy at Red Rock Resorts, Inc. from August 2017 to July 2020, where he led key initiatives in mergers and acquisitions, contract negotiation, and strategic planning, and as Vice President of Strategy and Operations and Associate General Counsel at Las Vegas Sands Corp. Mr. Schubert started his career as a consultant at Accenture and was trained as an attorney at Gibson, Dunn & Crutcher LLP, where he was a Corporate Finance Associate. Mr. Schubert received both a J.D. and an M.B.A. from The University of California, Los Angeles and a Bachelor of Science in Management Information Systems from The University of Arizona.

Mr. Schubert is not party to any transactions requiring disclosure under Item 404 of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibits No.	Description
10.1	General Release and Separation Agreement, dated as of February 16, 2023, by and between Jevan Anderson and Rubicon Technologies, LLC
99.1	Press Release, dated February 21, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Technologies, Inc.

By:	/s/ Philip Rodoni
	Name:	Philip Rodoni
	Title:	Chief Executive Officer

Date: February 21, 2023

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